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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274

            Addendum to Prospectus Supplement Dated February 27, 2004

                                                            Dated: March 1, 2005

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES
                        --------------------------------

Initial Interest Rate for Notes purchased during March 2005 is 3.7875% This interest rate was calculated as follows:

Applicable LIBOR     +        Number of basis points          =     Initial Rate
for March 2005                set by State of Israel
                              at beginning of monthly
                              sales period\

3.1875%              +        60 Basis Points                 =     3.7875%

Applicable LIBOR is then adjusted July 1 and January 1.

Notes purchased in April 2005 will receive the rate and spread in effect for that sales period.